EXHIBIT 99




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SYNERGY RESOURCES ANNOUNCES LYNN PETERSON HAS JOINED THE EXECUTIVE TEAM

PLATTEVILLE, CO -- (Marketwired) -- 05/28/15 -- Synergy Resources Corporation (NYSE MKT: SYRG) ("Synergy"), a U.S. oil and gas exploration and production company focused in the Denver-Julesburg Basin, announced that Mr. Lynn Peterson has joined the executive team at Synergy as President of the company. Mr. Peterson will work closely with co-CEOs Ed Holloway and William Scaff as Synergy evaluates asset acquisitions and growth opportunities in the Wattenberg Field and the NE Wattenberg Extension Area. Mr. Peterson is the former Co-Founder, President & CEO of Kodiak Oil and Gas Corp (Kodiak). Kodiak a Bakken shale company producing over 42,000 barrels of oil equivalent (BOE) per day, with an enterprise value over $6 billion, at the time of its merger with Whiting Petroleum in 2014.

Ed Holloway, co-CEO, of Synergy remarked, "I have often said that Synergy's greatest asset is our people. I believe the addition of Lynn Peterson to our team will prove to be one of our most significant acquisitions. Lynn is a native Coloradoan, whom I have known since the early 1970's when we were both attending the University of Northern Colorado, and he fits well into our corporate culture. Lynn's experience in building Kodiak from the ground up into a multi-billion dollar company will be invaluable to Synergy as we continue our rapid growth."

Lynn Peterson commented, "I am very pleased to be joining the Synergy team and working with Ed and Bill, as well as the entire Synergy staff. Synergy offers a unique opportunity with the strength of its balance sheet, and significant acreage position across the Greater Wattenberg Area. The Wattenberg continues to deliver some of the best economics under current industry conditions. The combination of all of these attributes should provide us the opportunity to grow the Company and create additional shareholder value during the coming years."

William Scaff, co-CEO, of Synergy added, "We have been positioning ourselves for this "reset" of the industry for the past nine months focusing on lowering costs in a lower commodity price environment. We believe our strong balance sheet, which is in a net cash position, and the low interest rate on our revolving line of credit allows us to take this company to the next level due to many opportunities we have before us. With Lynn joining our team, we will continue our keen focus on growing this company both through the drill bit and through capitalizing on opportunities in one of the most prolific, economic oil and gas fields in North America - the Wattenberg Field. We look forward to Lynn's experience and leadership in helping us to achieve the next level for Synergy Resources."

ABOUT SYNERGY RESOURCES CORPORATION

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this press release regarding our financial position, business strategy, plans and objectives of management for future operations and industry conditions, and are forward-looking statements. When used in this press release,

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forward-looking statements are generally accompanied by terms or phrases such as
"estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating, or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which Synergy conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, as well as other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations.

These forward-looking statements are based on current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Synergy's control.

CONTACT:

   Investor Relations Contact:
     Jon Kruljac
     Synergy Resources Corporation
     jkruljac@syrginfo.com
     Tel (303) 840-8166

   Company Contact:
     Rhonda Sandquist
     Synergy Resources Corporation
     rsandquist@syrginfo.com
     Tel (970) 737-1073